UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February  8, 2008

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8120 Shaffer Parkway Littleton, Colorado		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 285-9885

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On February 8, 2008, Ascent Solar Technologies, Inc. (“Ascent”) acquired an approximately 120,000 square foot office and manufacturing facility in Thornton, Colorado. Ascent intends to use the facility as its corporate headquarters and to house multiple 25 MW commercial production lines to manufacture photovoltaic modules. The facility was purchased from JN Properties, LLC, an unaffiliated third party, for $5.46 million.  The building purchase price and improvements are being financed by Colorado Housing and Finance Authority with the assistance of the State of Colorado’s Energy Office and Office of Economic Development.

A press release relating to the transaction was published on February 11, 2008, and accompanies this Form 8-K as an exhibit.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

99.1                           Press Release dated February 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

February 11, 2008	By:	/s/ Matthew B. Foster

Name: Matthew B. Foster
Title: President and CEO